Exhibit 21
                                       SUBSIDIARIES

NAME OF SUBSIDIARY                STATE OF INCORPORATION OR ORGANIZATION
--------------------------------  --------------------------------------


Intervest National Bank           National Banking Association

Intervest Mortgage Corporation    New York

Intervest Securities Corporation  New York

Intervest Statutory Trust I       Connecticut Business Trust

Intervest Statutory Trust II      Connecticut Business Trust

Intervest Statutory Trust III     Connecticut Business Trust

Intervest Statutory Trust IV      Delaware Business Trust


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